UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

1.	Credit Agreement

On October 31, 2025, Unitil Corporation (“Unitil”) entered into a Credit Agreement dated as of October 31, 2025 among the following parties (the “Credit Agreement”): Unitil; The Bank of Nova Scotia, as agent; and The Bank of Nova Scotia, as lender (the “Lender”).

The Credit Agreement has a borrowing limit of $86 million. Subject to certain notice requirements, Unitil may irrevocably reduce or terminate the unutilized portion of the commitments under the Credit Agreement at any time without penalty.

Unitil may borrow and receive delayed draw term loans on a senior unsecured basis under the Credit Agreement until October 31, 2026. The Credit Agreement terminates and all amounts outstanding thereunder are due and payable on October 31, 2026. Unitil may prepay amounts outstanding under the Credit Agreement at any time without premium or penalty, other than breakage costs. Unitil must prepay amounts outstanding under the Credit Agreement at any time under certain circumstances, including (i) from the net proceeds of issuance of debt other than certain permitted debt, (ii) from the net proceeds of issuance of equity other than certain permitted equity, (iii) subject to a minimum threshold of $25 million and other exceptions, from the net proceeds of asset sale and casualty insurance policies and (iv) from the net proceeds of certain indemnification, damages and working capital adjustment rights related to the acquisition of Maine Natural Gas Company, a Maine corporation (“Maine Natural”), mentioned below.

The Credit Agreement generally provides Unitil with the ability to elect that borrowings bear interest:

(i)

at a rate per annum equal to (a) the forward-looking SOFR term rate administered by CME Group Benchmark Administration Limited and published on the applicable Reuters screen page two business days prior to the commencement of a one month interest period, plus (b) 0.1000%, plus (c) a margin of 1.25%; and

(ii)

at a daily fluctuating rate equal to (a) the highest of (I) the federal funds effective rate of the Federal Reserve Bank of New York plus 0.50%, (II) the rate of interest in effect for such day as publicly announced from time to time by the Lender as its “prime rate,” and (III) Term SOFR plus 0.10% plus 1.00%, plus (b) a margin of 0.25%.

“SOFR” means the secured overnight financing rate as administered by the Federal Reserve Bank of New York.

Unitil generally may borrow under the Credit Agreement to finance its acquisition of Maine Natural and for general corporate purposes. On October 31, 2025, Unitil borrowed $86.0 to partially finance its acquisition of Maine Natural.

The Credit Agreement contains customary terms and conditions for credit facilities of this type, including affirmative and negative covenants. There are restrictions on, among other things, Unitil’s and its subsidiaries’ ability to incur liens or incur indebtedness, restrictions on making investments, paying dividends and other distributions, providing guarantees and restrictions on Unitil’s ability to merge or consolidate with another entity or change its line of business. The affirmative and negative covenants under the Credit Agreement apply to Unitil until the Credit Agreement terminates and all amounts borrowed under the Credit Agreement are paid in full. The only financial covenant in the Credit Agreement provides that Unitil’s Funded Debt to Capitalization (as each term is defined in the Credit Agreement) cannot exceed 65% tested on a quarterly basis.

The events of default under the Credit Agreement include, but are not limited to, the following: (1) failure to pay outstanding principal or interest; (2) failure of representations or warranties to be correct, in any material respect; (3) failure to perform negative covenants and certain affirmative covenants; (4) failure to perform any other covenants or agreement, if the failure is not remedied within 30 days; (5) a cross-

default with other debt in certain circumstances; (6) a change of control; (7) certain judgments against Unitil and/or its subsidiaries in excess of $25 million; (8) certain defaults on obligations under the Employee Retirement Income Security Act; or (9) certain bankruptcy-related or insolvency-related events. Such events of default could result in the acceleration of all obligations and the termination of the right to borrow additional funds under the Credit Agreement; however, upon the entry of an order for relief under the United States Bankruptcy Code, the obligations would be automatically accelerated and the right to borrow would be automatically terminated.

Neither Unitil nor any of its controlled affiliates has any material relationship with The Bank of Nova Scotia, other than with respect to (i) the Credit Agreement, (ii) the debt commitment letter dated May 6, 2025 between Unitil and The Bank of Nova Scotia relating to the acquisition of Aquarion Water Company of Massachusetts, Inc., Aquarion Water Company of New Hampshire, Inc., and Abenaki Water Co., Inc. (collectively, the “Aquarion Companies”), (iii) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of the Aquarion Companies, (iv) the debt commitment letter dated March 31, 2025 between the Company and The Bank of Nova Scotia relating to the acquisition of Maine Natural, (vi) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of Maine Natural, and (v) the debt commitment letter dated July 8, 2024 between the Company and The Bank of Nova Scotia relating to the acquisition of Bangor Natural Gas Company, a Maine corporation, (vi) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of Bangor Natural Gas Company, and (vii) other customary banking and investment banking relationships.

The foregoing summary of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement attached as Exhibit 4.1 to this Form 8-K.

The Credit Agreement has been included to provide investors with information regarding its terms. The Credit Agreement is not intended to provide any factual information about Unitil or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Agreement were made only for purposes of the Credit Agreement and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, and are subject to limitations agreed upon by the parties to the Credit Agreement, including being qualified by information in confidential disclosure schedules delivered by the parties to the Credit Agreement in connection with the execution of the Credit Agreement. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties contained in the Credit Agreement. Moreover, the representations and warranties contained in the Credit Agreement generally were made for the purpose of allocating contractual risk among the parties to the Credit Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Credit Agreement that differ from those applicable to investors. Investors are not third-party beneficiaries under the Credit Agreement and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of Unitil or any of its subsidiaries or affiliates. Additionally, information concerning the subject matter of the representations and warranties contained in the Credit Agreement may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in Unitil’s public disclosures.

2.	Transition Services Agreement

In connection with Unitil’s acquisition of Maine Natural, on October 31, 2025, Maine Natural entered into a Transition Services Agreement (the “Transition Services Agreement”) dated October 31, 2025 between Maine Natural and Avangrid Service Company, a Delaware corporation (“Avangrid”), which was consented to and acknowledged by Unitil.

Pursuant to the Transition Services Agreement, Avangrid and certain of its affiliates will provide Maine Natural with certain services, for up to 12 months, in order to continue the operation and maintenance of Maine Natural substantially consistent with past practices until Avangrid and Unitil have accomplished the transition of business functions that were performed by Avangrid (or its affiliates) prior to the closing of

Unitil’s acquisition of Maine Natural. Unitil will pay Avangrid a monthly payment to reimburse Avangrid (or its affiliates) for the actual cost of provision of such services (without the addition of any profit factor).

Neither Unitil nor any of its controlled affiliates has any material relationship with Avangrid or its affiliates, other than with respect to (i) the Transition Services Agreement and (ii) the Stock Purchase Agreement (as defined in Item 8.01).

The foregoing summary of the Transition Services Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Services Agreement, which is attached as Exhibit 10.2 to this Form 8-K.

The Transition Services Agreement has been included to provide investors with information regarding its terms. The Transition Services Agreement is not intended to provide any factual information about Avangrid or Maine Natural. The representations, warranties and covenants contained in the Transition Services Agreement were made only for purposes of the Transition Services Agreement and as of specific dates, were solely for the benefit of the parties to the Transition Services Agreement, and are subject to limitations agreed upon by the parties to the Transition Services Agreement, including information in a confidential schedule delivered by the parties to the Transition Services Agreement in connection with the execution of the Transition Services Agreement. The schedule contains information that modifies or qualifies the Transition Services Agreement. Moreover, the representations and warranties contained in the Transition Services Agreement generally were made for the purpose of allocating contractual risk among the parties to the Transition Services Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Transition Services Agreement that differ from those applicable to investors. Investors are not third-party beneficiaries under the Transition Services Agreement and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of Avangrid or Maine Natural or any of their respective subsidiaries or affiliates. Additionally, information concerning the subject matter of the representations and warranties contained in the Transition Services Agreement may change after the date of the Transition Services Agreement, which subsequent information may or may not be fully reflected in Unitil’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 under the heading “Credit Agreement” is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

A press release announcing the completion of Unitil’s acquisition of Maine Natural is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Events

On October 31, 2025, Unitil and Avangrid Enterprises, Inc., a Maine corporation (“Seller”), completed Unitil’s previously announced acquisition of all of the outstanding shares of capital stock of Maine Natural from Seller pursuant to a Stock Purchase Agreement, dated March 31, 2025, between Unitil and Seller (the “Stock Purchase Agreement”).

Pursuant to the Stock Purchase Agreement, as consideration for the shares of capital stock of Maine Natural, Unitil paid Seller $86.0 million in cash for the stock, plus an additional approximately $7.1 million for estimated working capital, including cash on hand and certain regulatory assets.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit	Reference (1)

4.1 (2)	Credit Agreement dated October 31, 2025 among Unitil Corporation, The Bank of Nova Scotia, as agent, and The Bank of Nova Scotia, as lender	Filed herewith

10.1 (2)	Credit Agreement dated October 31, 2025 among Unitil Corporation, The Bank of Nova Scotia, as agent, and The Bank of Nova Scotia, as lender	Included as Exhibit 4.1

10.2 (2)	Transition Services Agreement dated October 31, 2025 between Maine Natural Gas Company and Avangrid Service Company, as consented to and acknowledged by Unitil Corporation	Filed herewith

99.1	Press Release dated October 31, 2025 regarding completion of purchase of Maine Natural Gas Company	Furnished herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith

(1)

The exhibits referred to in this column by specific designations and dates have heretofore been filed with or furnished to the Securities and Exchange Commission under such designations and are hereby incorporated by reference.

(2)

In accordance with Item 601(a)(5) of Regulation S-K, this exhibit omits certain of its schedules and exhibits. This exhibit’s table of contents, or the cover page of its omitted schedules and exhibits, includes a brief description of the subject matter of all of its omitted schedules and exhibits. The Registrant acknowledges that it must provide a copy of any omitted schedules or exhibits to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:
/s/ Daniel J. Hurstak
Daniel J. Hurstak
Senior Vice President, Chief Financial Officer and Treasurer

Date:	November 3, 2025